NEWS RELEASE

OTCBB:TXLA

Exhibit 99.1

TEXOLA ENERGY CORP.: CLARIFICATION

VANCOUVER, British Columbia, March 27, 2006 /Business Wire /--Texola Energy (OTCBB:TXLA - News) reports that, to correct an erroneous report recently released by a third party, it does not own any Canadian Oilsands properties nor does it own any adjacent acreage to lands currently held by CanWest Petroleum Corporation or Oilsands Quest Inc. Texola Energy does own a 10% working interest in a conventional oil and gas prospect located in Northern Alberta, Canada which is some 250 miles from Canadian Oilsands deposits.

Contact:

Equity Research Corp.

Gordon Nesbitt

Investor Relations

Toll Free: 1-866-329-5488

investor@equityresearchcorp.com/info@texolaenergy.com

www.texolaenergy.com

Notice Regarding Forward Looking Statements

Legal Notice Regarding Forward-Looking Statements: The statements in the press release that relate to the company's expectations with regard to the future impact on the company's results from acquisitions or actions in development are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. The statements in this document may also contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Since this information may contain statements that involve risk and uncertainties and are subject to change at any time, the company's actual results may differ materially from expected results.